UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2026

Equitable Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38469	90-0226248
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, New York, New York 10105

(Address of principal executive offices) (Zip Code)

(212) 554-1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock	EQH	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series A	EQH PR A	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series C	EQH PR C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 30, 2026, Equitable Holdings, Inc., a Delaware corporation (“Equitable” or the “Company”), held a special meeting of its stockholders (the “Special Meeting”) to consider and vote on: (1) a proposal (the “Equitable Merger Agreement Proposal”) to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), by and among Equitable, Corebridge Financial, Inc., a Delaware corporation (“Corebridge”), Mountain Holding, Inc., a newly formed Delaware corporation and wholly-owned subsidiary of Corebridge (“New Equitable”), Palisade Holding, Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of New Equitable, and Marcy Holding, Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of New Equitable, dated as of March, 26, 2026; and (2) a proposal (the “Equitable Advisory Compensation Proposal”) to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the named executive officers of Equitable in connection with the transactions contemplated by the Merger Agreement.

As of the close of business on June 22, 2026, the record date for determination of the stockholders entitled to notice of, and to vote at, the Special Meeting, there were 272,958,142 shares of common stock, par value $0.01 per share, of Equitable (“Equitable Common Stock”) issued and outstanding, each of which was entitled to one vote on all matters properly submitted to holders of record of Equitable Common Stock at the Special Meeting. A total of 240,939,623 shares of Equitable Common Stock, representing approximately 88.27% of the issued and outstanding shares of Equitable Common Stock entitled to vote at the Special Meeting, were present in person or by proxy at the Special Meeting, constituting a quorum to conduct business.

The following is a summary of the voting results of the matters voted on at the Special Meeting based on the final, certified report of the voting results by the independent inspector of elections.

1.       The Equitable Merger Agreement Proposal. The following votes were cast at the Special Meeting (in person or by proxy) and the proposal was approved:

For	Against	Abstain	Broker Non-Votes

234,290,237	6,368,053	281,333	0

2.        The Equitable Advisory Compensation Proposal. The following votes were cast at the Special Meeting (in person or by proxy) and the proposal was approved on a non-binding advisory basis:

For	Against	Abstain	Broker Non-Votes

237,727,493	2,770,679	441,451	0

In connection with the Special Meeting, the Company also solicited proxies with respect to a proposal (the “Equitable Adjournment Proposal”) to approve the adjournment of the Special Meeting to solicit additional proxies if there were not sufficient shares of Equitable Common Stock represented (either in person or by proxy) and voting at the time of the Special Meeting to approve the Equitable Merger Agreement Proposal. As there were sufficient votes at the time of the Special Meeting to approve the Equitable Merger Agreement Proposal, the Equitable Adjournment Proposal was unnecessary and such proposal was not submitted to the stockholders for approval at the Special Meeting.

No other business properly came before the Special Meeting.

For more information on the proposals considered at the Special Meeting, see the definitive proxy statement related to the Special Meeting that was filed by Equitable with the U.S. Securities and Exchange Commission under cover of Schedule 14A on June 23, 2026.

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Item 8.01	Other Events.

On July 30, 2026, Equitable and Corebridge issued a joint press release announcing that the stockholder approvals required in connection with the proposed transaction between Equitable and Corebridge (the “Proposed Transaction”) have been obtained and that the Proposed Transaction remains subject to regulatory approval and the satisfaction of other customary closing conditions, and is expected to close by year-end 2026. A copy of the joint press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

99.1	Press Release, dated July 30, 2026, jointly issued by Equitable Holdings, Inc. and Corebridge Financial, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equitable Holdings, Inc.

By:	/s/ Ralph Petruzzo
	Name:	Ralph Petruzzo
	Title:	Deputy General Counsel

Date: July 30, 2026

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